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                                                                   Exhibit 99.4


                            STOCK PURCHASE AGREEMENT



    THIS STOCK PURCHASE AGREEMENT is made and entered into as of this day of August, 1997 by and between Howard Gittis, an individual, ("Seller"), and MEDIA EQUITIES INTERNATIONAL, LLC, a New York limited liability company ("Purchaser").


                                    RECITALS

    A. Seller owns 100 shares (the "Preferred Shares") of Series C Preferred Stock of Dove Entertainment, Inc. ("Dove").

    B. Seller owns a warrant to purchase up to 50,000 shares of Dove's common stock, par value $0.01 per share (the "Warrant" and, together with the Preferred Shares, the "Securities").

    C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller the Securities.


                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

                                   SECTION I
                               PURCHASE AND SALE

    Pursuant to the terms and conditions of this Agreement, Seller hereby sells to Purchaser, and Purchaser hereby purchases the Securities from Seller for an aggregate purchase price of $100,000 (the "Purchase Price").

    Upon delivery to Purchaser of certificates representing the Securities (i.e., certificates representing each of the Preferred Shares and the Warrant), duly endorsed for transfer to Purchaser, Purchaser will wire the Purchase Price to a U.S. bank account designated by Seller.

    In connection with the foregoing, Seller hereby irrevocably assigns to Purchaser all rights he has with respect to the registration of the Securities under the Securities Act of 1933, as amended, and relinquishes any registration rights with respect to any other securities of Dove he owns.




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                                   SECTION II
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER


    Purchaser hereby represents and warrants to Seller as follows:

    2.1 Power. Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under this Agreement.

    2.2 Authorization. All action on the part of Purchaser and its officers, directors and managers necessary for the performance of Purchaser's obligations under this Agreement has been taken prior to the date hereof. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

    2.3 Compliance with Other Instruments, None Burdensome, etc. The execution, delivery and performance of this Agreement shall not result in any violation of any term of Purchaser's operating agreement or bylaws, or any default under any instrument or contract to which Purchaser is a party or of any order, judgment, statute, rule or regulation applicable to Purchaser, other than those violations or defaults which would not have a material adverse effect on the financial condition of Purchaser.

    2.4 "Accredited Investor" Status. Purchaser is an "accredited investor," as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"); Purchaser is acquiring the Securities for its own account for investment with no present intention of distributing or reselling any such Securities with a view to any distribution within the meaning of the Securities Act; Purchaser understands that the Securities have not been registered under the Securities Act and the certificates representing the Securities will bear an appropriate restrictive legend. Purchaser agrees that it will not, directly or indirectly, voluntarily offer, sell, pledge or otherwise dispose of (or solicit any offer to purchaser or otherwise acquire or take a pledge of) any Securities unless (x) registered pursuant to the provisions of the Securities Act, or (y) an exemption from registration is available under the Securities Act.

                                  SECTION III
                           REPRESENTATIONS OF SELLER


    Seller hereby represents and warrants to Purchaser as follows:

    3.1 Power. Seller has all requisite power to execute and deliver this Agreement and to carry out and perform his obligations under this Agreement.

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    3.2   Authorization.  All action on the part of Seller necessary for the performance of Seller's obligations under this Agreement has been taken.
This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms and conditions.

    3.3 Compliance with Other Instruments, None burdensome, etc. The execution, delivery and performance of this Agreement by Seller shall not result in any violation of any term in any instrument or contract to which he is a party or of any order, judgment, statute, rule or regulation applicable to Seller, nor shall it be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Seller.

    3.4 Good and Marketable Title; Access to Information. Seller represents and warrants to Purchaser that he holds good and marketable title to the Securities, free and clear of all claims, liens, options, encumbrances, security interests and restrictions of any kind or nature whatsoever and has full right and authority to deliver same to Purchaser, and that upon delivery to Purchaser of certificates representing the Securities, duly endorsed for transfer to purchaser, Purchaser shall receive good and marketable title to the Securities, free and clear of all claims, liens, encumbrances, options, security interests and restrictions whatsoever.
Seller further represents to Purchasers that he has had the opportunity to obtain independent financial, legal and tax advice with respect to the transaction contemplated by this Agreement and is not relying upon the Purchaser for any such advice. Seller acknowledges that he has had sufficient opportunity in connection with the sale of the Securities to Purchaser to review all material information relating to Dove's business, financial condition and prospects and to inquire of Dove's management with respect thereto.

                                  SECTION IV
                                INDEMNIFICATION


    Each party agrees to indemnify and hold harmless the other and Dove in respect of any and all claims, losses, damages, liabilities and expenses, including but not limited to reasonable attorneys' fees and expenses (collectively, "claims"), in connection with any breach by Seller of any of his representations, warranties or obligations in this Agreement.


                                   SECTION V
                                 MISCELLANEOUS


    5.1 Expenses. Seller and Purchaser shall each be responsible for the payment of their own expenses incurred in connection with this Agreement and the transactions contemplated under this Agreement.

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    5.2   Governing Law.  This Agreement shall be governed by the laws of the
State of California applicable to contracts entered into and to be performed wholly within California.

    5.3 Modification. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by any instrument in writing signed by or on behalf of both parties.

    5.4 Successors and Assigns. This Agreement shall be binding upon the parties and shall inure to the benefit of the successors, assigns, heirs and legal representatives of the parties.

    5.5 Legal Expenses. In the event of litigation arising out of this Agreement, each party shall pay its or his own costs of such litigation.

    IN WITNESS WHEREOF, the undersigned duly authorized representatives of Purchaser and Seller have executed this Agreement on the date first set forth above.


                                    /s/ Howard Gittis
                                  ----------------------------------------
                                  Howard Gittis


                                  MEDIA EQUITIES INTERNATIONAL, LLC

                                  By: /s/ Terrence A. Elkes
                                     -------------------------------------
                                     Name: Terrence A. Elkes

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                                     Title:
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